Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Tuesday, October 14, 2014

WELLS FARGO REPORTS $5.7 BILLION IN NET INCOME

Diluted EPS of $1.02, Up 3 Percent From Prior Year

•	Continued strong financial results:

o	Net income of $5.7 billion, up 3 percent from third quarter 2013

o	Diluted earnings per share (EPS) of $1.02, up 3 percent

o	Revenue of $21.2 billion, up 4 percent

o	Pre-tax pre-provision profit[1] of $9.0 billion, up 7 percent

o	Efficiency ratio of 57.7 percent, improved by 140 basis points

o	Return on assets (ROA) of 1.40 percent and return on equity (ROE) of 13.10 percent

•	Strong loan and deposit growth:

o	Total average loans of $833.2 billion, up $31.1 billion, or 4 percent, from third quarter 2013

¡	Quarter-end loans of $838.9 billion, up $29.7 billion, or 4 percent

¡	Quarter-end core loans of $775.8 billion, up $50.8 billion, or 7 percent[2]

o	Total average deposits of $1.1 trillion, up $101.5 billion, or 10 percent

•	Continued improvement in credit quality:

o	Net charge-offs of $668 million, down $307 million from third quarter 2013

¡	Net charge-off rate of 0.32 percent (annualized), down from 0.48 percent

o	Nonperforming assets down $3.0 billion, or 15 percent

o	$300 million reserve release[3] due to improvement in credit quality

•	Maintained strong capital levels[4] and continued share repurchases:

o	Common Equity Tier 1 ratio under Basel III (General Approach) of 11.16 percent at September 30, 2014

o	Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) of 10.46 percent

o	Period-end common shares outstanding down 34.9 million in third quarter on 48.7 million of purchases

¡	Entered into a forward repurchase transaction for an additional estimated 19.8 million shares expected to settle in fourth quarter 2014

1 Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.

3 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

4 See tables on page 38 for more information on Common Equity Tier 1. Common Equity Tier 1 (Advanced Approach, fully phased-in) is estimated based on final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

Selected Financial Information

		Quarter ended

	Sept. 30,	June 30,	Sept. 30,
	2014	2014	2013

Earnings
Diluted earnings per common share	$1.02	1.01	0.99
Wells Fargo net income (in billions)	5.73	5.73	5.58
Return on assets (ROA)	1.40%	1.47	1.53
Return on equity (ROE)	13.10	13.40	14.07

Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.32	0.35	0.48
Allowance for credit losses as a % of total loans	1.61	1.67	1.93
Allowance for credit losses as a % of annualized net charge-offs	509	481	405

Other
Revenue (in billions)	$21.2	21.1	20.5
Efficiency ratio	57.7%	57.9	59.1
Average loans (in billions)	$833.2	831.0	802.1
Average core deposits (in billions)	1,012.2	991.7	940.3
Net interest margin	3.06%	3.15	3.39

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.7 billion, or $1.02 per diluted common share, for third quarter 2014, up from $5.6 billion, or $0.99 per share, for third quarter 2013. For the first nine months of 2014, net income was $17.3 billion, or $3.08 per share, up from $16.3 billion, or $2.89 per share, for the same period in 2013.

“The Company’s third quarter results demonstrated strength in the fundamental drivers of our long-term growth,” said Chairman and CEO John Stumpf. “Loan and deposit growth was strong and diversified across both commercial and consumer businesses. Capital levels increased even as we returned more capital to shareholders through higher dividends and share repurchases from a year ago. We continue to see signs of a steadily improving economy, and I remain optimistic about the opportunities ahead for Wells Fargo. Our team remains committed to meeting the financial needs of our customers, and this focus will continue to drive our performance over the long term.”

Chief Financial Officer John Shrewsberry said, “This was a strong quarter for Wells Fargo and again demonstrated the benefits of our diversified business model. Despite the low interest rate environment, revenue and pre-tax pre-provision profit increased linked quarter, and we continued to operate within our target ranges for ROA, ROE, efficiency ratio, and capital return to shareholders. We also remain well positioned to benefit from higher rates in the future, and our balance sheet has never been stronger, with higher levels of capital and liquidity, and improved asset quality.”

Revenue

Revenue was $21.2 billion, up from $21.1 billion in second quarter 2014, reflecting an increase of $150 million in net interest income and stable noninterest income. Revenue sources remained balanced between spread and fee income and the sources of fee income were diversified among our consumer, commercial and brokerage businesses.

Net Interest Income

Net interest income in third quarter 2014 increased $150 million on a linked-quarter basis to $10.9 billion. The increase in net interest income resulted from balance sheet growth driven by commercial and consumer loan originations, larger mortgages held for sale balances and higher interest income from trading assets, as well as higher purchased credit-impaired accretion. Net interest income also benefited from one additional business day in the quarter.

Net interest margin was 3.06 percent, down 9 basis points from second quarter 2014, primarily due to higher cash and short-term investment balances. Strong customer driven deposit growth, which is essentially neutral to net interest income, diluted net interest margin by approximately 4 basis points. Liquidity funding actions also diluted the margin by 4 basis points, but with minimal impact to net interest income. The net impact of all other balance sheet growth and repricing was minimal, causing approximately 1 basis point of dilution.

Noninterest Income

Noninterest income was $10.3 billion, unchanged from the prior quarter. Higher market sensitive revenue5, as well as higher mortgage origination gains and brokerage advisory fees were offset by lower mortgage servicing income and lower investment banking fees. Market sensitive revenue was $1.1 billion, up $231 million from second quarter, on increased net gains in debt securities and equity investments. Net gains from trading activities were down $214 million primarily due to lower deferred compensation gains (offset in employee benefits expense).

Trust and investment fees were $3.6 billion, down $55 million from the prior quarter. Increases in retail brokerage asset-based fees and trust and investment management fees were offset by lower investment banking fees.

Mortgage banking noninterest income was $1.6 billion, down $90 million from second quarter 2014. Mortgage origination gains were up largely due to an increase in the gain on sale margin, but this was more than offset by a decrease in servicing income, which was driven by lower net mortgage servicing rights (MSRs) results and an increase in unreimbursed direct servicing costs. During the third quarter, residential mortgage originations were $48 billion, up $1 billion linked quarter, while the gain on sale margin was 1.82 percent, compared with 1.41 percent in second quarter.

Noninterest Expense

Noninterest expense increased $54 million from the prior quarter to $12.2 billion. The increase included higher operating losses from litigation accruals and higher outside professional services costs. Personnel expense was down modestly linked quarter as lower employee benefits expense, driven by lower deferred compensation costs (offset in trading revenue), were largely offset by higher salaries and higher commission and incentive compensation expense. The efficiency ratio was 57.7 percent in third quarter 2014, an improvement from 57.9 percent in second quarter 2014. The Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent in fourth quarter 2014.

5 Consists of net gains from trading activities, debt securities and equity investments.

Income Taxes

Our effective tax rate was 31.6 percent for third quarter 2014, compared with 33.4 percent for second quarter 2014. The lower effective tax rate in third quarter 2014 was due primarily to tax benefits resulting from charitable donations of appreciated securities.

Loans

Total loans were $838.9 billion at September 30, 2014, up $9.9 billion from June 30, 2014, driven by growth in commercial and industrial, real estate construction, 1-4 family first mortgage, credit card, automobile, and other revolving credit and installment loans. Core loan growth was $12.2 billion, as non-strategic/liquidating portfolios declined $2.3 billion in the quarter.

	September 30, 2014			June 30, 2014

(in millions)	Core	Non-strategic and liquidating (1)	Total	Core	Non-strategic and liquidating		Total

Commercial	$395,018	1,465	396,483	389,905	1,499		391,404
Consumer	380,773	61,627	442,400	373,693	63,845		437,538

Total loans	$775,791	63,092	838,883	763,598	65,344		828,942

Change from prior quarter:	$12,193	(2,252)	9,941	15,149	(12,650	) (2)	2,499

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.
(2)	The change from prior quarter was predominantly due to the transfer to loans held for sale of $9.7 billion of government guaranteed student loans, which were previously included in the Company’s non-strategic/liquidating loan portfolio.

Average total loans were $833.2 billion, up $2.2 billion from the prior quarter and $31.1 billion from a year ago. This growth was reduced by the transfer to loans held for sale at the end of the second quarter of $9.7 billion of government guaranteed student loans, which were previously included in the Company’s non-strategic/liquidating loan portfolio. Excluding this transfer, average total loans would have been up $12.0 billion, or 6 percent (annualized), from second quarter. Portfolios with double-digit year-over-year growth included asset backed finance, capital finance, commercial banking, commercial real estate, corporate banking, credit card, dealer services, government and institutional banking, mortgage core portfolios, personal lines and loans, retail brokerage, and wealth management.

Investment Securities

Investment securities were $289.0 billion at September 30, 2014, up $9.9 billion from second quarter. Approximately $25 billion of purchases were partially offset by run-off, mostly within the available-for-sale portfolio, which declined $710 million from prior quarter. Held-to-maturity securities were up $10.7 billion, primarily due to an increase in U.S. Treasury and federal agency debt.

The Company had net unrealized available-for-sale securities gains of $6.6 billion at September 30, 2014, down from $8.2 billion at June 30, 2014, primarily due to an increase in interest rates and realized securities gains.

Deposits

Total average deposits for third quarter 2014 were $1.1 trillion, up 10 percent from a year ago and up 9 percent (annualized) from second quarter 2014, driven by both commercial and consumer growth. The average deposit cost for third quarter 2014 was 10 basis points, unchanged from prior quarter, but an improvement of 2 basis points from a year ago. Average core deposits were $1.0 trillion, up 8 percent from a year ago and up 8 percent (annualized) from second quarter 2014. Average mortgage escrow deposits were $30.7 billion, compared with $34.7 billion a year ago and $27.2 billion in second quarter 2014.

Capital

Capital levels continued to be strong in the third quarter, with Common Equity Tier 1 of $136.5 billion under Basel III (General Approach), or 11.16 percent of risk-weighted assets. The Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) was 10.46 percent4. In third quarter 2014, the Company purchased 48.7 million shares of its common stock and an additional estimated 19.8 million shares through a forward repurchase transaction expected to settle in fourth quarter 2014. The Company also paid a quarterly common stock dividend of $0.35 per share, up from $0.30 per share a year ago.

	Sept. 30,	June 30,	Sept. 30,
	2014 (1)	2014	2013

Common Equity Tier 1 (2)	11.16%	11.31	10.60
Tier 1 capital	12.60	12.72	12.11
Tier 1 leverage	9.68	9.86	9.76

(1)	September 30, 2014, ratios are preliminary.
(2)	See tables on page 38 for more information on Common Equity Tier 1.

Credit Quality

“Credit quality continued to trend positively in the third quarter as loan losses remained at historic lows, nonperforming assets continued to decrease, delinquency rates were stable, and we continued to originate high quality loans,” said Chief Risk Officer Mike Loughlin. “Credit losses were $668 million in third quarter 2014, compared with $975 million in third quarter 2013, a 31 percent improvement. The quarterly loss rate (annualized) was 0.32 percent with commercial recoveries of 0.02 percent and consumer losses of 0.62 percent. Nonperforming assets declined by $406 million, or 9 percent (annualized), from last quarter. We released $300 million from the allowance for credit losses in the third quarter, reflecting further credit quality improvement. We continue to expect future reserve releases absent a significant deterioration in the economic environment, but expect a lower level of future releases as the rate of credit improvement slows and the loan portfolio continues to grow.”

Net Loan Charge-offs

Net loan charge-offs improved to $668 million in third quarter 2014, or 0.32 percent (annualized) of average loans, compared with $717 million in second quarter 2014, or 0.35 percent (annualized) of average loans.

Net Loan Charge-Offs

	Quarter ended
	Sept. 30, 2014		June 30, 2014		Mar. 31, 2014

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$65	0.12%	$54	0.11%	$45	0.09%
Real estate mortgage	(37)	(0.14)	(10)	(0.04)	(22)	(0.08)
Real estate construction	(58)	(1.29)	(20)	(0.47)	(23)	(0.55)
Lease financing	4	0.10	1	0.05	1	0.03
Foreign	2	0.02	6	0.05	4	0.03

Total commercial	(24)	(0.02)	31	0.03	5	0.01

Consumer:
Real estate 1-4 family first mortgage	114	0.17	137	0.21	170	0.27
Real estate 1-4 family junior lien mortgage	140	0.90	160	1.02	192	1.20
Credit card	201	2.87	211	3.20	231	3.57
Automobile	112	0.81	46	0.35	90	0.70
Other revolving credit and installment	125	1.46	132	1.22	137	1.29

Total consumer	692	0.62	686	0.62	820	0.75

Total	$668	0.32%	$717	0.35%	$825	0.41%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 32 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $406 million from second quarter to $17.7 billion. Nonaccrual loans decreased $607 million to $13.4 billion. Foreclosed assets were $4.3 billion, up from $4.1 billion in second quarter 2014 on higher government insured/guaranteed balances.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	Sept. 30, 2014		June 30, 2014		Mar. 31, 2014

($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans

Commercial:
Commercial and industrial	$586	0.28%	$693	0.34%	$630	0.32%
Real estate mortgage	1,636	1.53	1,802	1.66	2,030	1.88
Real estate construction	217	1.21	239	1.40	296	1.78
Lease financing	25	0.21	28	0.24	31	0.26
Foreign	31	0.07	36	0.08	40	0.08

Total commercial	2,495	0.63	2,798	0.71	3,027	0.79

Consumer:
Real estate 1-4 family first mortgage	8,784	3.34	9,026	3.47	9,357	3.61
Real estate 1-4 family junior lien mortgage	1,903	3.13	1,964	3.14	2,072	3.24
Automobile	143	0.26	150	0.28	161	0.31
Other revolving credit and installment	40	0.12	34	0.10	33	0.08

Total consumer	10,870	2.46	11,174	2.55	11,623	2.61

Total nonaccrual loans	13,365	1.59	13,972	1.69	14,650	1.77

Foreclosed assets:
Government insured/guaranteed	2,617		2,359		2,302
Non-government insured/guaranteed	1,691		1,748		1,813

Total foreclosed assets	4,308		4,107		4,115

Total nonperforming assets	$17,673	2.11%	$18,079	2.18%	$18,765	2.27%

Change from prior quarter:
Total nonaccrual loans	$(607)		$(678)		$(1,018)
Total nonperforming assets	(406)		(686)		(840)

(1)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $946 million at September 30, 2014, compared with $897 million at June 30, 2014. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $17.4 billion at September 30, 2014, down from $17.7 billion at June 30, 2014.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $13.5 billion at September 30, 2014, down from $13.8 billion at June 30, 2014. The allowance coverage to total loans was 1.61 percent, compared with 1.67 percent in second quarter 2014. The allowance covered 5.1 times annualized third quarter net charge-offs, compared with 4.8 times in the prior quarter. The allowance coverage to nonaccrual loans was 101 percent at September 30, 2014, compared with 99 percent at June 30, 2014. “We believe the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2014,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2014	2014	2013

Community Banking	$3,470	3,431	3,341
Wholesale Banking	1,920	1,952	1,973
Wealth, Brokerage and Retirement	550	544	450

More financial information about the business segments is on pages 39 and 40.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

	Quarter ended

	Sept. 30,	June 30,	Sept. 30,
(in millions)	2014	2014	2013

Total revenue	$12,828	12,606	12,244
Provision for credit losses	465	279	240
Noninterest expense	7,051	7,020	7,060
Segment net income	3,470	3,431	3,341

(in billions)
Average loans	498.6	505.4	497.7
Average assets	950.2	918.1	836.6
Average core deposits	646.9	639.8	618.2

Community Banking reported net income of $3.5 billion, up $39 million, or 1 percent, from second quarter 2014. Revenue of $12.8 billion increased $222 million, or 2 percent, from the prior quarter primarily due to higher net interest income, trust and investment fees, debit and credit card fees, and market sensitive revenue, mainly gains on sale of debt securities and equity investments, which were partially offset by lower mortgage banking revenue and lower gains on deferred compensation plan investments (offset in employee benefits expense). Noninterest expense rose slightly from the prior quarter due to higher operating losses, foreclosed assets expense, and project spending, partially offset by lower deferred compensation plan expense (offset in trading revenue). The provision for credit losses increased $186 million from the prior quarter primarily due to a lower reserve release.

Net income was up $129 million, or 4 percent, from third quarter 2013. Revenue increased $584 million, or 5 percent, from a year ago primarily due to higher net interest income, trust and investment fees, card fees, and market sensitive revenue, mainly gains on sale of debt securities and equity investments, partially offset by lower gains on deferred compensation plan investments (offset in employee benefits expense). Noninterest expense declined slightly from a year ago driven by lower mortgage volume-related expenses, and deferred compensation plan expense, partially offset by higher operating losses. The provision for credit losses increased $225 million from a year ago as the $290 million improvement in net charge-offs was more than offset by a lower reserve release.

Regional Banking

•	Retail banking

o	Primary consumer checking customers[6] up a net 4.9 percent year-over-year[7]

o	Retail Bank household cross-sell ratio of 6.15 products per household, unchanged year-over-year[7]

•	Small Business/Business Banking

o	Primary business checking customers[6] up a net 5.6 percent year-over-year[7]

o	Combined Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) were up 27 percent from the prior year

o	For the 12th consecutive year, America’s #1 small business lender (in both loans under $100,000 and under $1 million) and #1 lender to small businesses in low- and moderate-income areas (2013 CRA data, released August 2014)

•	Online and Mobile Banking

o	24.4 million active online customers, up 7 percent year-over-year[7]

o	13.7 million active mobile customers, up 19 percent year-over-year[7]

o	#1 ranking in Keynote Mobile Banking Scorecard; best in “Ease of Use” and “Quality & Availability” (September 2014)

Consumer Lending Group

•	Home Lending

o	Originations of $48 billion, up from $47 billion in prior quarter

o	Applications of $64 billion, down from $72 billion in prior quarter

o	Application pipeline of $25 billion at quarter end, down from $30 billion at June 30, 2014

o	Residential mortgage servicing portfolio of $1.8 trillion; ratio of MSRs to related loans serviced for others was 82 basis points, compared with 80 basis points in prior quarter

o	Average note rate on the servicing portfolio was 4.47 percent, compared with 4.49 percent in prior quarter

•	Consumer Credit

o	Credit card penetration in retail banking households rose to 39.7 percent[7], up from 36.0 percent in prior year

o	Auto originations of $7.6 billion, up 9 percent from prior year

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

7 Data as of August 2014, comparisons with August 2013.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013

Total revenue	$5,902	5,946	5,871
Reversal of provision for credit losses	(85)	(49)	(144)
Noninterest expense	3,250	3,203	3,084
Segment net income	1,920	1,952	1,973

(in billions)
Average loans	316.5	308.1	287.7
Average assets	553.0	532.4	498.1
Average core deposits	278.4	265.8	235.3

(1)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wholesale Banking reported net income of $1.9 billion, down $32 million, or 2 percent, from second quarter 2014. Revenue of $5.9 billion decreased $44 million, or 1 percent, from prior quarter. Net interest income increased $54 million, or 2 percent, due to higher loan balances. Noninterest income decreased $98 million, or 3 percent, driven by the second quarter gain on the divestiture of 40 insurance offices as well as lower investment banking fees, trading revenue, and crop insurance fees (seasonal). Noninterest expense increased $47 million, or 1 percent, linked quarter as higher personnel costs were partially offset by seasonally lower insurance commissions. The provision for credit losses decreased $36 million from prior quarter due to an increase in net recoveries.

Net income was down $53 million, or 3 percent, from third quarter 2013. Revenue increased $31 million, or 1 percent, from third quarter 2013 on strong loan and deposit growth, strong treasury management fee growth and higher asset backed finance underwriting, commercial real estate brokerage and foreign exchange fees. Noninterest expense increased $166 million, or 5 percent, from a year ago primarily due to expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $59 million from a year ago primarily due to a $62 million lower reserve release.

•	Average loans increased 10 percent in third quarter 2014, compared with third quarter 2013, on broad-based growth, including asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, equipment finance, government and institutional banking, international, and real estate capital markets

•	Cross-sell of 7.2 products per relationship, up from 7.0 in third quarter 2013 driven by new product sales to existing customers

•	Treasury management revenue up 9 percent from third quarter 2013

•	Assets under management of $484 billion, up $9 billion from third quarter 2013, including an $11 billion increase in equity assets under management reflecting increased market valuations and net inflows

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s financial needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and fiduciary services. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013

Total revenue	$3,553	3,550	3,307
Reversal of provision for credit losses	(25)	(25)	(38)
Noninterest expense	2,690	2,695	2,619
Segment net income	550	544	450

(in billions)
Average loans	52.6	51.0	46.7
Average assets	188.8	187.6	180.8
Average core deposits	153.6	153.0	150.6

Wealth, Brokerage and Retirement (WBR) reported net income of $550 million, up $6 million, or 1 percent, from second quarter 2014. Revenue of $3.6 billion increased $3 million from the prior quarter as increased asset-based fees and net interest income were partially offset by lower gains on deferred compensation plan investments (offset in compensation expense) and decreased brokerage transaction revenue. Noninterest expense decreased $5 million from the prior quarter driven by lower deferred compensation plan expense (offset in trading revenue), largely offset by increased broker commissions and non-personnel expenses.

Net income was up $100 million, or 22 percent, from third quarter 2013. Revenue increased $246 million, or 7 percent, from a year ago as strong growth in asset-based fees and higher net interest income was partially offset by lower gains on deferred compensation plan investments. Noninterest expense increased $71 million, or 3 percent, from a year ago primarily due to increased broker commissions and other expenses, which were partially offset by lower deferred compensation plan expense. The provision for credit losses increased $13 million from a year ago as lower reserve releases more than offset lower net charge-offs. The provision in third quarter 2014 included a $15 million reserve release, compared with $38 million a year ago.

Retail Brokerage

•	Client assets of $1.4 trillion, up 8 percent from prior year

•	Managed account assets of $409 billion, increased $59 billion, or 17 percent, from prior year, reflecting increased market valuations and net flows

•	Strong loan growth, with average balances up 19 percent from prior year on growth in first mortgage and security-based lending

Wealth Management

•	Client assets of $219 billion, up 7 percent from prior year

•	Strong loan growth, with average balances up 10 percent over prior year

Retirement

•	IRA assets of $354 billion, up 8 percent from prior year

•	Institutional Retirement plan assets of $314 billion, up 6 percent from prior year

WBR cross-sell ratio of 10.44 products per household, up from 10.41 a year ago

Conference Call

The Company will host a live conference call on Tuesday, October 14, at 7 a.m. PDT (10 a.m. EDT). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at wellsfargo.com/invest_relations/earnings and at https://engage.vevent.com/rt/wells_fargo_ao~101414.

A replay of the conference call will be available beginning at 10 a.m. PDT (1 p.m. EDT) on October 14 through Tuesday, October 21. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #83804752. The replay will also be available online at wellsfargo.com/invest_relations/earnings and at https://engage.vevent.com/rt/wells_fargo_ao~101414.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance releases; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.

Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, and the overall slowdown in global economic growth;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•	the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•	negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.6 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,700 locations, 12,500 ATMs, and the internet (wellsfargo.com), and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2014 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19-20
Consolidated Statement of Comprehensive Income	21
Condensed Consolidated Statement of Changes in Total Equity	21
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	22-23
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	24
Noninterest Income and Noninterest Expense	25-26

Balance Sheet
Consolidated Balance Sheet	27-28
Investment Securities	29

Loans
Loans	29
Nonperforming Assets	30
Loans 90 Days or More Past Due and Still Accruing	31
Purchased Credit-Impaired Loans	32-34
Pick-A-Pay Portfolio	35
Non-Strategic and Liquidating Loan Portfolios	35
Changes in Allowance for Credit Losses	36-37

Equity
Five Quarter Risk-Based Capital Components	38
Common Equity Tier 1 Under Basel III	38

Operating Segments
Operating Segment Results	39-40

Other
Mortgage Servicing and other related data	41-43

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sept. 30, 2014 from		Nine months ended

($ in millions, except per share amounts)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013	% Change

For the Period
Wells Fargo net income	$5,729	5,726	5,578	-%	3	$17,348	16,268	7%
Wells Fargo net income applicable to common stock	5,408	5,424	5,317	-	2	16,439	15,520	6
Diluted earnings per common share	1.02	1.01	0.99	1	3	3.08	2.89	7
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.40%	1.47	1.53	(5)	(8)	1.48	1.53	(3)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.10	13.40	14.07	(2)	(7)	13.60	13.92	(2)
Efficiency ratio (2)	57.7	57.9	59.1	-	(2)	57.9	58.2	(1)
Total revenue	$21,213	21,066	20,478	1	4	$62,904	63,115	-
Pre-tax pre-provision profit (PTPP) (3)	8,965	8,872	8,376	1	7	26,514	26,358	1
Dividends declared per common share	0.35	0.35	0.30	-	17	1.00	0.85	18
Average common shares outstanding	5,225.9	5,268.4	5,295.3	(1)	(1)	5,252.2	5,293.0	(1)
Diluted average common shares outstanding	5,310.4	5,350.8	5,381.7	(1)	(1)	5,339.2	5,374.7	(1)
Average loans (1)	$833,199	831,043	802,134	-	4	$829,378	799,080	4
Average assets (1)	1,617,942	1,564,003	1,446,965	3	12	1,569,621	1,425,836	10
Average core deposits (4)	1,012,219	991,727	940,279	2	8	992,723	934,131	6
Average retail core deposits (5)	703,062	698,763	670,335	1	5	697,535	666,393	5
Net interest margin (1)	3.06%	3.15	3.39	(3)	(10)	3.13	3.45	(9)

At Period End
Investment securities	$289,009	279,069	259,399	4	11	$289,009	259,399	11
Loans (1)	838,883	828,942	809,135	1	4	838,883	809,135	4
Allowance for loan losses	12,681	13,101	15,159	(3)	(16)	12,681	15,159	(16)
Goodwill	25,705	25,705	25,637	-	-	25,705	25,637	-
Assets (1)	1,636,855	1,598,874	1,484,865	2	10	1,636,855	1,484,865	10
Core deposits (4)	1,016,478	1,007,485	947,805	1	7	1,016,478	947,805	7
Wells Fargo stockholders’ equity	182,481	180,859	167,165	1	9	182,481	167,165	9
Total equity	182,990	181,549	168,813	1	8	182,990	168,813	8
Capital ratios:
Total equity to assets (1)	11.18%	11.35	11.37	(2)	(2)	11.18	11.37	(2)
Risk-based capital (6):
Tier 1 capital	12.60	12.72	12.11	(1)	4	12.60	12.11	4
Total capital	15.63	15.89	15.09	(2)	4	15.63	15.09	4
Tier 1 leverage (6)	9.68	9.86	9.76	(2)	(1)	9.68	9.76	(1)
Common Equity Tier 1 (6)(7)	11.16	11.31	10.60	(1)	5	11.16	10.60	5
Common shares outstanding	5,215.0	5,249.9	5,273.7	(1)	(1)	5,215.0	5,273.7	(1)
Book value per common share	$31.55	31.18	28.98	1	9	$31.55	28.98	9
Common stock price:
High	53.80	53.05	44.79	1	20	53.80	44.79	20
Low	49.47	46.72	40.79	6	21	44.17	34.43	28
Period end	51.87	52.56	41.32	(1)	26	51.87	41.32	26
Team members (active, full-time equivalent)	263,900	263,500	270,600	-	(2)	263,900	270,600	(2)

(1)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. Accordingly, we revised our commercial loan balances for year-end 2012 and each of the quarters in 2013 in order to present the Company’s lending trends on a comparable basis over this period. This revision, which resulted in a reduction to total commercial loans and a corresponding decrease to other liabilities, did not impact the Company’s consolidated net income or total cash flows. We reduced our commercial loans by $3.5 billion, $3.2 billion, $2.1 billion, $1.6 billion, and $1.2 billion at December 31, September 30, June 30, and March 31, 2013, and December 31, 2012, respectively, which represented less than 1% of total commercial loans and less than 0.5% of our total loan portfolio. Other affected financial information, including financial guarantees and financial ratios, has been appropriately revised to reflect this revision.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(6)	The September 30, 2014, ratios are preliminary.
(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

For the Quarter
Wells Fargo net income	$5,729	5,726	5,893	5,610	5,578
Wells Fargo net income applicable to common stock	5,408	5,424	5,607	5,369	5,317
Diluted earnings per common share	1.02	1.01	1.05	1.00	0.99
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.40%	1.47	1.57	1.48	1.53
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.10	13.40	14.35	13.81	14.07
Efficiency ratio (2)	57.7	57.9	57.9	58.5	59.1
Total revenue	$21,213	21,066	20,625	20,665	20,478
Pre-tax pre-provision profit (PTPP) (3)	8,965	8,872	8,677	8,580	8,376
Dividends declared per common share	0.35	0.35	0.30	0.30	0.30
Average common shares outstanding	5,225.9	5,268.4	5,262.8	5,270.3	5,295.3
Diluted average common shares outstanding	5,310.4	5,350.8	5,353.3	5,358.6	5,381.7
Average loans (1)	$833,199	831,043	823,790	813,318	802,134
Average assets (1)	1,617,942	1,564,003	1,525,905	1,505,766	1,446,965
Average core deposits (4)	1,012,219	991,727	973,801	965,828	940,279
Average retail core deposits (5)	703,062	698,763	690,643	679,355	670,335
Net interest margin (1)	3.06%	3.15	3.20	3.27	3.39

At Quarter End
Investment securities	$289,009	279,069	270,327	264,353	259,399
Loans (1)	838,883	828,942	826,443	822,286	809,135
Allowance for loan losses	12,681	13,101	13,695	14,502	15,159
Goodwill	25,705	25,705	25,637	25,637	25,637
Assets (1)	1,636,855	1,598,874	1,546,707	1,523,502	1,484,865
Core deposits (4)	1,016,478	1,007,485	994,185	980,063	947,805
Wells Fargo stockholders’ equity	182,481	180,859	175,654	170,142	167,165
Total equity	182,990	181,549	176,469	171,008	168,813
Capital ratios:
Total equity to assets (1)	11.18%	11.35	11.41	11.22	11.37
Risk-based capital (6):
Tier 1 capital	12.60	12.72	12.63	12.33	12.11
Total capital	15.63	15.89	15.71	15.43	15.09
Tier 1 leverage (6)	9.68	9.86	9.84	9.60	9.76
Common Equity Tier 1 (6)(7)	11.16	11.31	11.36	10.82	10.60
Common shares outstanding	5,215.0	5,249.9	5,265.7	5,257.2	5,273.7
Book value per common share	$31.55	31.18	30.48	29.48	28.98
Common stock price:
High	53.80	53.05	49.97	45.64	44.79
Low	49.47	46.72	44.17	40.07	40.79
Period end	51.87	52.56	49.74	45.40	41.32
Team members (active, full-time equivalent)	263,900	263,500	265,300	264,900	270,600

(1)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(6)	The September 30, 2014, ratios are preliminary.
(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions, except per share amounts)	2014	2013	Change	2014	2013	Change

Interest income
Trading assets	$427	331	29%	$1,208	998	21%
Investment securities	2,066	2,038	1	6,288	5,997	5
Mortgages held for sale	215	320	(33)	580	1,069	(46)
Loans held for sale	50	3	NM	53	10	430
Loans	8,963	8,901	1	26,561	26,664	-
Other interest income	243	183	33	679	515	32

Total interest income	11,964	11,776	2	35,369	35,253	-

Interest expense
Deposits	273	318	(14)	827	1,040	(20)
Short-term borrowings	15	9	67	41	46	(11)
Long-term debt	629	621	1	1,868	1,950	(4)
Other interest expense	106	80	33	286	220	30

Total interest expense	1,023	1,028	-	3,022	3,256	(7)

Net interest income	10,941	10,748	2	32,347	31,997	1
Provision for credit losses	368	75	391	910	1,946	(53)

Net interest income after provision for credit losses	10,573	10,673	(1)	31,437	30,051	5

Noninterest income
Service charges on deposit accounts	1,311	1,278	3	3,809	3,740	2
Trust and investment fees	3,554	3,276	8	10,575	9,972	6
Card fees	875	813	8	2,506	2,364	6
Other fees	1,090	1,098	(1)	3,225	3,221	-
Mortgage banking	1,633	1,608	2	4,866	7,204	(32)
Insurance	388	413	(6)	1,273	1,361	(6)
Net gains from trading activities	168	397	(58)	982	1,298	(24)
Net gains (losses) on debt securities	253	(6)	NM	407	(15)	NM
Net gains from equity investments	712	502	42	2,008	818	145
Lease income	137	160	(14)	399	515	(23)
Other	151	191	(21)	507	640	(21)

Total noninterest income	10,272	9,730	6	30,557	31,118	(2)

Noninterest expense
Salaries	3,914	3,910	-	11,437	11,341	1
Commission and incentive compensation	2,527	2,401	5	7,388	7,604	(3)
Employee benefits	931	1,172	(21)	3,473	3,873	(10)
Equipment	457	471	(3)	1,392	1,417	(2)
Net occupancy	731	728	-	2,195	2,163	1
Core deposit and other intangibles	342	375	(9)	1,032	1,129	(9)
FDIC and other deposit assessments	229	214	7	697	765	(9)
Other	3,117	2,831	10	8,776	8,465	4

Total noninterest expense	12,248	12,102	1	36,390	36,757	(1)

Income before income tax expense	8,597	8,301	4	25,604	24,412	5
Income tax expense	2,642	2,618	1	7,788	7,901	(1)

Net income before noncontrolling interests	5,955	5,683	5	17,816	16,511	8
Less: Net income from noncontrolling interests	226	105	115	468	243	93

Wells Fargo net income	$5,729	5,578	3	$17,348	16,268	7

Less: Preferred stock dividends and other	321	261	23	909	748	22

Wells Fargo net income applicable to common stock	$5,408	5,317	2	$16,439	15,520	6

Per share information
Earnings per common share	$1.04	1.00	4	$3.13	2.93	7
Diluted earnings per common share	1.02	0.99	3	3.08	2.89	7
Dividends declared per common share	0.35	0.30	17	1.00	0.85	18
Average common shares outstanding	5,225.9	5,295.3	(1)	5,252.2	5,293.0	(1)
Diluted average common shares outstanding	5,310.4	5,381.7	(1)	5,339.2	5,374.7	(1)

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

(in millions, except per share amounts)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Interest Income
Trading assets	$427	407	374	378	331
Investment securities	2,066	2,112	2,110	2,119	2,038
Mortgages held for sale	215	195	170	221	320
Loans held for sale	50	1	2	3	3
Loans	8,963	8,852	8,746	8,907	8,901
Other interest income	243	226	210	208	183

Total interest income	11,964	11,793	11,612	11,836	11,776

Interest expense
Deposits	273	275	279	297	318
Short-term borrowings	15	14	12	14	9
Long-term debt	629	620	619	635	621
Other interest expense	106	93	87	87	80

Total interest expense	1,023	1,002	997	1,033	1,028

Net interest income	10,941	10,791	10,615	10,803	10,748
Provision for credit losses	368	217	325	363	75

Net interest income after provision for credit losses	10,573	10,574	10,290	10,440	10,673

Noninterest income
Service charges on deposit accounts	1,311	1,283	1,215	1,283	1,278
Trust and investment fees	3,554	3,609	3,412	3,458	3,276
Card fees	875	847	784	827	813
Other fees	1,090	1,088	1,047	1,119	1,098
Mortgage banking	1,633	1,723	1,510	1,570	1,608
Insurance	388	453	432	453	413
Net gains from trading activities	168	382	432	325	397
Net gains (losses) on debt securities	253	71	83	(14)	(6)
Net gains from equity investments	712	449	847	654	502
Lease income	137	129	133	148	160
Other	151	241	115	39	191

Total noninterest income	10,272	10,275	10,010	9,862	9,730

Noninterest expense
Salaries	3,914	3,795	3,728	3,811	3,910
Commission and incentive compensation	2,527	2,445	2,416	2,347	2,401
Employee benefits	931	1,170	1,372	1,160	1,172
Equipment	457	445	490	567	471
Net occupancy	731	722	742	732	728
Core deposit and other intangibles	342	349	341	375	375
FDIC and other deposit assessments	229	225	243	196	214
Other	3,117	3,043	2,616	2,897	2,831

Total noninterest expense	12,248	12,194	11,948	12,085	12,102

Income before income tax expense	8,597	8,655	8,352	8,217	8,301
Income tax expense	2,642	2,869	2,277	2,504	2,618

Net income before noncontrolling interests	5,955	5,786	6,075	5,713	5,683
Less: Net income from noncontrolling interests	226	60	182	103	105

Wells Fargo net income	$5,729	5,726	5,893	5,610	5,578

Less: Preferred stock dividends and other	321	302	286	241	261

Wells Fargo net income applicable to common stock	$5,408	5,424	5,607	5,369	5,317

Per share information
Earnings per common share	$1.04	1.02	1.07	1.02	1.00
Diluted earnings per common share	1.02	1.01	1.05	1.00	0.99
Dividends declared per common share	0.35	0.35	0.30	0.30	0.30
Average common shares outstanding	5,225.9	5,268.4	5,262.8	5,270.3	5,295.3
Diluted average common shares outstanding	5,310.4	5,350.8	5,353.3	5,358.6	5,381.7

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2014	2013	Change	2014	2013	Change

Wells Fargo net income	$5,729	5,578	3%	$17,348	16,268	7%

Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	(944)	842	NM	3,866	(5,922)	NM
Reclassification of net gains to net income	(661)	(114)	480	(1,205)	(197)	512
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(34)	(7)	386	222	(10)	NM
Reclassification of net gains on cash flow hedges to net income	(127)	(69)	84	(348)	(225)	55
Defined benefit plans adjustments:
Net actuarial gains (losses) arising during the period	-	297	(100)	(12)	1,075	NM
Amortization of net actuarial loss, settlements and other to net income	18	59	(69)	56	221	(75)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(32)	12	NM	(32)	(27)	19
Reclassification of net (gains) losses to net income	-	3	(100)	6	(12)	NM

Other comprehensive income (loss), before tax	(1,780)	1,023	NM	2,553	(5,097)	NM
Income tax (expense) benefit related to other comprehensive income	560	(265)	NM	(1,087)	2,002	NM

Other comprehensive income (loss), net of tax	(1,220)	758	NM	1,466	(3,095)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(221)	266	NM	(266)	266	NM

Wells Fargo other comprehensive income (loss), net of tax	(999)	492	NM	1,732	(3,361)	NM

Wells Fargo comprehensive income	4,730	6,070	(22)	19,080	12,907	48
Comprehensive income from noncontrolling interests	5	371	(99)	202	509	(60)

Total comprehensive income	$4,735	6,441	(26)	$19,282	13,416	44

NM - Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2014	2014	2014	2013	2013

Balance, beginning of period	$181,549	176,469	171,008	168,813	163,777
Wells Fargo net income	5,729	5,726	5,893	5,610	5,578
Wells Fargo other comprehensive income (loss), net of tax	(999)	1,365	1,366	(903)	492
Common stock issued	402	579	994	353	581
Common stock repurchased (1)	(2,490)	(2,954)	(1,025)	(1,378)	(2,042)
Preferred stock released by ESOP	170	430	305	122	164
Preferred stock issued	780	1,995	-	828	1,707
Common stock dividends	(1,828)	(1,844)	(1,579)	(1,582)	(1,593)
Preferred stock dividends and other	(321)	(302)	(286)	(241)	(261)
Noncontrolling interests and other, net	(2)	85	(207)	(614)	410

Balance, end of period	$182,990	181,549	176,469	171,008	168,813

(1)	For the quarter ended September 30, 2014, includes $1.0 billion related to a private forward repurchase transaction that is expected to settle in fourth quarter 2014 for an estimated 19.8 million shares of common stock. For the quarters ended June 30, 2014, December 31, 2013, and September 30, 2013, includes $1.0 billion, $500 million, and $400 million, respectively, related to private forward repurchase transactions that settled in subsequent quarters for 19.5 million, 11.1 million, and 9.6 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,

				2014				2013

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$253,231	0.28	%	$180	155,888	0.31	%	$121
Trading assets	57,439	3.00		432	44,809	3.02		339
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	8,816	1.69		38	6,633	1.69		28
Securities of U.S. states and political subdivisions	43,324	4.24		459	40,754	4.35		444
Mortgage-backed securities:
Federal agencies	113,022	2.76		780	112,997	2.83		800
Residential and commercial	25,946	5.98		388	30,216	6.56		496
Total mortgage-backed securities	138,968	3.36		1,168	143,213	3.62		1,296
Other debt and equity securities	47,131	3.45		408	55,404	3.27		455
Total available-for-sale securities	238,239	3.48		2,073	246,004	3.61		2,223
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	23,672	2.22		133	-	-		-
Securities of U.S. states and political subdivisions	66	5.51		1	-	-		-
Federal agency mortgage-backed securities	5,854	2.23		32	-	-		-
Other debt securities	5,918	1.83		28	-	-		-
Total held-to-maturity securities	35,510	2.17		194	-	-		-
Total investment securities	273,749	3.31		2,267	246,004	3.61		2,223
Mortgages held for sale (4)	21,444	4.01		215	33,227	3.86		320
Loans held for sale (4)	9,533	2.10		50	197	7.25		3
Loans:
Commercial:
Commercial and industrial (5)	207,570	3.29		1,716	185,809	3.63		1,697
Real estate mortgage	107,769	3.52		957	104,637	4.12		1,086
Real estate construction	17,610	3.93		175	16,188	4.43		181
Lease financing	12,007	5.39		162	11,700	5.29		155
Foreign (5)	48,217	2.69		327	44,799	2.09		236
Total commercial (5)	393,173	3.37		3,337	363,133	3.67		3,355
Consumer:
Real estate 1-4 family first mortgage	262,134	4.23		2,773	254,082	4.20		2,670
Real estate 1-4 family junior lien mortgage	61,575	4.30		665	68,785	4.30		743
Credit card	27,713	11.96		836	24,989	12.45		784
Automobile	54,638	6.19		852	49,134	6.85		848
Other revolving credit and installment	33,966	6.03		516	42,011	4.83		512
Total consumer	440,026	5.11		5,642	439,001	5.04		5,557
Total loans (4)(5)	833,199	4.29		8,979	802,134	4.42		8,912
Other	4,674	5.41		64	4,279	5.62		61
Total earning assets (5)	$1,453,269	3.34	%	$12,187	1,286,538	3.71	%	$11,979

Funding sources
Deposits:
Interest-bearing checking	$41,368	0.07	%	$7	34,499	0.06	%	$5
Market rate and other savings	586,353	0.07		98	553,062	0.08		107
Savings certificates	37,347	0.84		80	47,339	1.08		129
Other time deposits	55,128	0.39		54	30,423	0.62		47
Deposits in foreign offices	98,862	0.14		34	81,087	0.15		30
Total interest-bearing deposits	819,058	0.13		273	746,410	0.17		318
Short-term borrowings	62,285	0.10		16	53,403	0.08		11
Long-term debt	172,982	1.46		629	133,397	1.86		621
Other liabilities	15,536	2.73		106	12,128	2.64		80
Total interest-bearing liabilities	1,069,861	0.38		1,024	945,338	0.43		1,030
Portion of noninterest-bearing funding sources (5)	383,408	-		-	341,200	-		-
Total funding sources (5)	$1,453,269	0.28		1,024	1,286,538	0.32		1,030
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.06	%	$11,163		3.39	%	$10,949
Noninterest-earning assets
Cash and due from banks	$16,189				16,350
Goodwill	25,705				25,637
Other	122,779				118,440
Total noninterest-earning assets	$164,673				160,427

Noninterest-bearing funding sources
Deposits	$307,991				279,156
Other liabilities (5)	57,979				57,324
Total equity	182,111				165,147
Noninterest-bearing funding sources used to fund earning assets (5)	(383,408)				(341,200)
Net noninterest-bearing funding sources	$164,673				160,427
Total assets (5)	$1,617,942				1,446,965

(1)	Our average prime rate was 3.25% for the quarters ended September 30, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23% and 0.26% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(6)	Includes taxable-equivalent adjustments of $222 million and $201 million for the quarters ended September 30, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,

				2014				2013

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$232,241	0.28	%	$485	137,926	0.33	%	$342
Trading assets	53,373	3.07		1,227	44,530	3.05		1,020
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	7,331	1.72		95	6,797	1.66		85
Securities of U.S. states and political subdivisions	42,884	4.29		1,380	39,213	4.38		1,288
Mortgage-backed securities:
Federal agencies	115,696	2.85		2,475	103,522	2.79		2,164
Residential and commercial	27,070	6.07		1,233	31,217	6.51		1,524
Total mortgage-backed securities	142,766	3.46		3,708	134,739	3.65		3,688
Other debt and equity securities	48,333	3.60		1,303	54,893	3.56		1,463
Total available-for-sale securities	241,314	3.58		6,486	235,642	3.69		6,524
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	11,951	2.22		198	-	-		-
Securities of U.S. states and political subdivisions	25	5.51		1	-	-		-
Federal agency mortgage-backed securities	6,034	2.70		122	-	-		-
Other debt securities	5,844	1.86		82	-	-		-
Total held-to-maturity securities	23,854	2.26		403	-	-		-
Total investment securities	265,168	3.47		6,889	235,642	3.69		6,524
Mortgages held for sale (4)	18,959	4.08		580	39,950	3.57		1,069
Loans held for sale (4)	3,302	2.15		53	172	7.88		10
Loans:
Commercial:
Commercial and industrial (5)	200,277	3.37		5,044	184,421	3.70		5,113
Real estate mortgage	107,746	3.53		2,849	105,367	3.96		3,121
Real estate construction	17,249	4.15		536	16,401	4.76		584
Lease financing	11,922	5.75		514	12,151	6.26		571
Foreign (5)	48,315	2.43		879	42,326	2.16		683
Total commercial (5)	385,509	3.41		9,822	360,666	3.73		10,072
Consumer:
Real estate 1-4 family first mortgage	260,538	4.20		8,207	252,904	4.24		8,044
Real estate 1-4 family junior lien mortgage	63,264	4.30		2,037	71,390	4.29		2,292
Credit card	26,811	12.08		2,423	24,373	12.54		2,285
Automobile	53,314	6.34		2,528	47,890	7.03		2,516
Other revolving credit and installment	39,942	5.32		1,589	41,857	4.76		1,489
Total consumer	443,869	5.05		16,784	438,414	5.06		16,626
Total loans (4)(5)	829,378	4.28		26,606	799,080	4.46		26,698
Other	4,622	5.62		195	4,229	5.45		172
Total earning assets (5)	$1,407,043	3.42	%	$36,035	1,261,529	3.79	%	$35,835

Funding sources
Deposits:
Interest-bearing checking	$39,470	0.07	%	$20	35,704	0.06	%	$16
Market rate and other savings	583,128	0.07		304	544,208	0.08		341
Savings certificates	38,867	0.86		251	51,681	1.18		457
Other time deposits	49,855	0.41		152	24,177	0.81		146
Deposits in foreign offices	94,743	0.14		100	73,715	0.15		80
Total interest-bearing deposits	806,063	0.14		827	729,485	0.19		1,040
Short-term borrowings	58,573	0.10		43	55,535	0.13		55
Long-term debt	162,073	1.54		1,868	128,691	2.02		1,950
Other liabilities	14,005	2.73		286	12,352	2.37		220
Total interest-bearing liabilities	1,040,714	0.39		3,024	926,063	0.47		3,265
Portion of noninterest-bearing funding sources (5)	366,329	-		-	335,466	-		-
Total funding sources (5)	$1,407,043	0.29		3,024	1,261,529	0.34		3,265
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.13	%	$33,011		3.45	%	$32,570
Noninterest-earning assets
Cash and due from banks	$16,169				16,364
Goodwill	25,681				25,637
Other	120,728				122,306
Total noninterest-earning assets	$162,578				164,307
Noninterest-bearing funding sources
Deposits	$296,066				277,820
Other liabilities (5)	54,057				58,788
Total equity	178,784				163,165
Noninterest-bearing funding sources used to fund earning assets (5)	(366,329)				(335,466)
Net noninterest-bearing funding sources	$162,578				164,307
Total assets (5)	$1,569,621				1,425,836

(1)	Our average prime rate was 3.25% for the nine months ended September 30, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23% and 0.28% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(6)	Includes taxable-equivalent adjustments of $664 million and $573 million for the nine months ended September 30, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended

	Sept. 30, 2014				June 30, 2014				Mar. 31, 2014				Dec. 31, 2013				Sept. 30, 2013

($ in billions)	Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$253.2	0.28	%	$	229.8	0.28	%	$	213.3	0.27	%	$	205.3	0.28	%	$	155.9	0.31	%
Trading assets	57.5	3.00			54.4	3.05			48.2	3.17			45.4	3.40			44.8	3.02
Investment securities (2):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	8.8	1.69			6.6	1.78			6.6	1.68			6.6	1.67			6.6	1.69
Securities of U.S. states and political subdivisions	43.3	4.24			42.7	4.26			42.6	4.37			42.0	4.38			40.8	4.35
Mortgage-backed securities:
Federal agencies	113.0	2.76			116.5	2.85			117.6	2.94			117.9	2.94			113.0	2.83
Residential and commercial	26.0	5.98			27.3	6.11			28.0	6.12			29.2	6.35			30.2	6.56

Total mortgage-backed securities	139.0	3.36			143.8	3.47			145.6	3.55			147.1	3.62			143.2	3.62
Other debt and equity securities	47.1	3.45			48.7	3.76			49.2	3.59			55.4	3.43			55.4	3.27

Total available-for-sale securities	238.2	3.48			241.8	3.62			244.0	3.65			251.1	3.65			246.0	3.61

Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	23.7	2.22			10.8	2.20			1.1	2.18			-	-			-	-
Federal agency mortgage-backed securities	5.9	2.23			6.1	2.74			6.2	3.11			2.7	3.11			-	-
Other debt securities	5.9	1.83			5.2	1.90			6.4	1.86			0.1	1.99			-	-

Total held-to-maturity securities	35.5	2.17			22.1	2.28			13.7	2.45			2.8	3.09			-	-

Total investment securities	273.7	3.31			263.9	3.51			257.7	3.59			253.9	3.65			246.0	3.61
Mortgages held for sale	21.5	4.01			18.8	4.16			16.6	4.11			21.4	4.13			33.2	3.86
Loans held for sale	9.5	2.10			0.2	2.55			0.1	6.28			0.1	8.21			0.2	7.25
Loans:
Commercial:
Commercial and industrial (3)	207.6	3.29			199.2	3.39			193.9	3.43			189.9	3.54			185.8	3.63
Real estate mortgage	107.8	3.52			107.7	3.56			107.8	3.52			105.8	3.85			104.6	4.12
Real estate construction	17.6	3.93			17.3	4.17			16.9	4.37			16.6	4.79			16.2	4.43
Lease financing	12.0	5.39			11.8	5.70			11.9	6.15			11.7	5.70			11.7	5.29
Foreign (3)	48.2	2.69			48.8	2.39			47.9	2.21			46.6	2.24			44.8	2.09

Total commercial (3)	393.2	3.37			384.8	3.42			378.4	3.43			370.6	3.59			363.1	3.67

Consumer:
Real estate 1-4 family first mortgage	262.1	4.23			260.0	4.20			259.5	4.17			257.2	4.15			254.1	4.20
Real estate 1-4 family junior lien mortgage	61.6	4.30			63.3	4.31			65.0	4.30			66.8	4.29			68.8	4.30
Credit card	27.7	11.96			26.4	11.97			26.2	12.32			25.9	12.23			25.0	12.45
Automobile	54.6	6.19			53.5	6.34			51.8	6.50			50.2	6.70			49.1	6.85
Other revolving credit and installment	34.0	6.03			43.0	5.07			42.9	5.00			42.6	4.94			42.0	4.83

Total consumer	440.0	5.11			446.2	5.02			445.4	5.02			442.7	5.01			439.0	5.04

Total loans (3)	833.2	4.29			831.0	4.28			823.8	4.29			813.3	4.36			802.1	4.42
Other	4.7	5.41			4.5	5.74			4.6	5.72			4.7	5.22			4.3	5.62

Total earning assets (3)	$1,453.3	3.34	%	$	1,402.6	3.43	%	$	1,364.3	3.49	%	$	1,344.1	3.57	%	$	1,286.5	3.71	%

Funding sources
Deposits:
Interest-bearing checking	$41.4	0.07	%	$	40.2	0.07	%	$	36.8	0.07	%	$	35.2	0.07	%	$	34.5	0.06	%
Market rate and other savings	586.4	0.07			583.9	0.07			579.0	0.07			568.7	0.08			553.1	0.08
Savings certificates	37.3	0.84			38.8	0.86			40.5	0.89			43.1	0.94			47.3	1.08
Other time deposits	55.1	0.39			48.5	0.41			45.8	0.42			39.7	0.48			30.4	0.62
Deposits in foreign offices	98.9	0.14			94.2	0.15			91.1	0.14			86.3	0.15			81.1	0.15

Total interest-bearing deposits	819.1	0.13			805.6	0.14			793.2	0.14			773.0	0.15			746.4	0.17
Short-term borrowings	62.3	0.10			58.9	0.10			54.5	0.09			52.3	0.12			53.4	0.08
Long-term debt	173.0	1.46			159.2	1.56			153.8	1.62			153.5	1.65			133.4	1.86
Other liabilities	15.5	2.73			13.6	2.73			12.9	2.72			12.8	2.70			12.1	2.64

Total interest-bearing liabilities	1,069.9	0.38			1,037.3	0.39			1,014.4	0.40			991.6	0.42			945.3	0.43
Portion of noninterest-bearing funding sources (3)	383.4	-			365.3	-			349.9	-			352.5	-			341.2	-

Total funding sources (3)	$1,453.3	0.28		$	1,402.6	0.28		$	1,364.3	0.29		$	1,344.1	0.30		$	1,286.5	0.32

Net interest margin on a taxable-equivalent basis (3)		3.06	%			3.15	%			3.20	%			3.27	%			3.39	%

Noninterest-earning assets
Cash and due from banks	$16.2				15.9				16.4				16.0				16.4
Goodwill	25.7				25.7				25.6				25.6				25.6
Other	122.7				119.8				119.6				120.0				118.4

Total noninterest-earnings assets	$164.6				161.4				161.6				161.6				160.4

Noninterest-bearing funding sources
Deposits	$308.0				295.9				284.1				287.4				279.2
Other liabilities (3)	57.9				51.1				52.9				57.1				57.3
Total equity	182.1				179.7				174.5				169.6				165.1
Noninterest-bearing funding sources used to fund earning assets (3)	(383.4)				(365.3)				(349.9)				(352.5)				(341.2)

Net noninterest-bearing funding sources	$164.6				161.4				161.6				161.6				160.4

Total assets (3)	$1,617.9				1,564.0				1,525.9				1,505.7				1,446.9

(1)	Our average prime rate was 3.25% for quarters ended September 30, June 30 and March 31, 2014, and December 31 and September 30, 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23%, 0.23%, 0.24%, 0.24% and 0.26% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(3)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2014	2013	Change	2014	2013	Change

Service charges on deposit accounts	$1,311	1,278	3%	$3,809	3,740	2%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,327	2,068	13	6,848	6,245	10
Trust and investment management	856	811	6	2,538	2,439	4
Investment banking	371	397	(7)	1,189	1,288	(8)

Total trust and investment fees	3,554	3,276	8	10,575	9,972	6

Card fees	875	813	8	2,506	2,364	6
Other fees:
Charges and fees on loans	296	390	(24)	1,005	1,161	(13)
Merchant processing fees	184	169	9	539	497	8
Cash network fees	134	129	4	382	371	3
Commercial real estate brokerage commissions	143	91	57	314	209	50
Letters of credit fees	100	100	-	288	311	(7)
All other fees	233	219	6	697	672	4

Total other fees	1,090	1,098	(1)	3,225	3,221	-

Mortgage banking:
Servicing income, net	679	504	35	2,652	1,211	119
Net gains on mortgage loan origination/sales activities	954	1,104	(14)	2,214	5,993	(63)

Total mortgage banking	1,633	1,608	2	4,866	7,204	(32)

Insurance	388	413	(6)	1,273	1,361	(6)
Net gains from trading activities	168	397	(58)	982	1,298	(24)
Net gains (losses) on debt securities	253	(6)	NM	407	(15)	NM
Net gains from equity investments	712	502	42	2,008	818	145
Lease income	137	160	(14)	399	515	(23)
Life insurance investment income	143	154	(7)	413	441	(6)
All other	8	37	(78)	94	199	(53)

Total	$10,272	9,730	6	$30,557	31,118	(2)

NM - Not meaningful NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%

(in millions)	2014	2013	Change	2014	2013	Change

Salaries	$3,914	3,910	-%	$11,437	11,341	1%
Commission and incentive compensation	2,527	2,401	5	7,388	7,604	(3)
Employee benefits	931	1,172	(21)	3,473	3,873	(10)
Equipment	457	471	(3)	1,392	1,417	(2)
Net occupancy	731	728	-	2,195	2,163	1
Core deposit and other intangibles	342	375	(9)	1,032	1,129	(9)
FDIC and other deposit assessments	229	214	7	697	765	(9)
Outside professional services	684	623	10	1,889	1,765	7
Outside data processing	264	251	5	764	719	6
Contract services	247	241	2	730	674	8
Travel and entertainment	226	209	8	688	651	6
Operating losses	417	195	114	940	640	47
Postage, stationery and supplies	182	184	(1)	543	567	(4)
Advertising and promotion	153	157	(3)	458	445	3
Foreclosed assets	157	161	(2)	419	502	(17)
Telecommunications	122	116	5	347	364	(5)
Insurance	97	98	(1)	362	378	(4)
Operating leases	58	56	4	162	153	6
All other	510	540	(6)	1,474	1,607	(8)

Total	$12,248	12,102	1	$36,390	36,757	(1)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Service charges on deposit accounts	$1,311	1,283	1,215	1,283	1,278
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,327	2,280	2,241	2,150	2,068
Trust and investment management	856	838	844	850	811
Investment banking	371	491	327	458	397

Total trust and investment fees	3,554	3,609	3,412	3,458	3,276

Card fees	875	847	784	827	813
Other fees:
Charges and fees on loans	296	342	367	379	390
Merchant processing fees	184	183	172	172	169
Cash network fees	134	128	120	122	129
Commercial real estate brokerage commissions	143	99	72	129	91
Letters of credit fees	100	92	96	99	100
All other fees	233	244	220	218	219

Total other fees	1,090	1,088	1,047	1,119	1,098

Mortgage banking:
Servicing income, net	679	1,035	938	709	504
Net gains on mortgage loan origination/sales activities	954	688	572	861	1,104

Total mortgage banking	1,633	1,723	1,510	1,570	1,608

Insurance	388	453	432	453	413
Net gains from trading activities	168	382	432	325	397
Net gains (losses) on debt securities	253	71	83	(14)	(6)
Net gains from equity investments	712	449	847	654	502
Lease income	137	129	133	148	160
Life insurance investment income	143	138	132	125	154
All other	8	103	(17)	(86)	37

Total	$10,272	10,275	10,010	9,862	9,730

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Salaries	$3,914	3,795	3,728	3,811	3,910
Commission and incentive compensation	2,527	2,445	2,416	2,347	2,401
Employee benefits	931	1,170	1,372	1,160	1,172
Equipment	457	445	490	567	471
Net occupancy	731	722	742	732	728
Core deposit and other intangibles	342	349	341	375	375
FDIC and other deposit assessments	229	225	243	196	214
Outside professional services	684	646	559	754	623
Outside data processing	264	259	241	264	251
Contract services	247	249	234	261	241
Travel and entertainment	226	243	219	234	209
Operating losses	417	364	159	181	195
Postage, stationery and supplies	182	170	191	189	184
Advertising and promotion	153	187	118	165	157
Foreclosed assets	157	130	132	103	161
Telecommunications	122	111	114	118	116
Insurance	97	140	125	59	98
Operating leases	58	54	50	51	56
All other	510	490	474	518	540

Total	$12,248	12,194	11,948	12,085	12,102

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	Sept. 30,	Dec. 31,	%
(in millions, except shares)	2014	2013	Change

Assets
Cash and due from banks	$18,032	19,919	(9)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	261,932	213,793	23
Trading assets	67,755	62,813	8
Investment securities:
Available-for-sale, at fair value	248,251	252,007	(1)
Held-to-maturity, at cost (fair value $40,915 and $12,247)	40,758	12,346	230
Mortgages held for sale (includes $15,755 and $13,879 carried at fair value) (1)	20,178	16,763	20
Loans held for sale (includes $1 and $1 carried at fair value) (1)	9,292	133	NM

Loans (includes $5,849 and $5,995 carried at fair value) (1)(2)	838,883	822,286	2
Allowance for loan losses	(12,681)	(14,502)	(13)

Net loans (2)	826,202	807,784	2

Mortgage servicing rights:
Measured at fair value	14,031	15,580	(10)
Amortized	1,224	1,229	-
Premises and equipment, net	8,768	9,156	(4)
Goodwill	25,705	25,637	-
Other assets (includes $1,964 and $1,386 carried at fair value) (1)	94,727	86,342	10

Total assets (2)	$1,636,855	1,523,502	7

Liabilities
Noninterest-bearing deposits	$313,791	288,117	9
Interest-bearing deposits	816,834	791,060	3

Total deposits	1,130,625	1,079,177	5
Short-term borrowings	62,927	53,883	17
Accrued expenses and other liabilities (2)	75,727	66,436	14
Long-term debt	184,586	152,998	21

Total liabilities (2)	1,453,865	1,352,494	7

Equity

Wells Fargo stockholders’ equity:
Preferred stock	19,379	16,267	19
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	-
Additional paid-in capital	60,100	60,296	-
Retained earnings	103,494	92,361	12
Cumulative other comprehensive income	3,118	1,386	125
Treasury stock – 266,802,983 shares and 224,648,769 shares	(11,206)	(8,104)	38
Unearned ESOP shares	(1,540)	(1,200)	28

Total Wells Fargo stockholders’ equity	182,481	170,142	7
Noncontrolling interests	509	866	(41)

Total equity	182,990	171,008	7

Total liabilities and equity (2)	$1,636,855	1,523,502	7

NM - Not meaningful.

(1)	Parenthetical amounts represent assets and liabilities for which we have elected the fair value option.
(2)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Assets
Cash and due from banks	$18,032	20,635	19,731	19,919	18,928
Federal funds sold, securities purchased under resale agreements and other short-term investments	261,932	238,719	222,781	213,793	182,036
Trading assets	67,755	71,674	63,753	62,813	60,203
Investment securities:
Available-for-sale, at fair value	248,251	248,961	252,665	252,007	259,399
Held-to-maturity, at cost	40,758	30,108	17,662	12,346	-
Mortgages held for sale	20,178	21,064	16,233	16,763	25,395
Loans held for sale	9,292	9,762	91	133	204

Loans (1)	838,883	828,942	826,443	822,286	809,135
Allowance for loan losses	(12,681)	(13,101)	(13,695)	(14,502)	(15,159)

Net loans (1)	826,202	815,841	812,748	807,784	793,976

Mortgage servicing rights:
Measured at fair value	14,031	13,900	14,953	15,580	14,501
Amortized	1,224	1,196	1,219	1,229	1,204
Premises and equipment, net	8,768	8,977	9,020	9,156	9,120
Goodwill	25,705	25,705	25,637	25,637	25,637
Other assets	94,727	92,332	90,214	86,342	94,262

Total assets (1)	$1,636,855	1,598,874	1,546,707	1,523,502	1,484,865

Liabilities
Noninterest-bearing deposits	$313,791	308,099	294,863	288,117	279,911
Interest-bearing deposits	816,834	810,478	799,713	791,060	761,960

Total deposits	1,130,625	1,118,577	1,094,576	1,079,177	1,041,871
Short-term borrowings	62,927	61,849	57,061	53,883	53,851
Accrued expenses and other liabilities (1)	75,727	69,021	65,179	66,436	69,118
Long-term debt	184,586	167,878	153,422	152,998	151,212

Total liabilities (1)	1,453,865	1,417,325	1,370,238	1,352,494	1,316,052

Equity
Wells Fargo stockholders’ equity:
Preferred stock	19,379	18,749	17,179	16,267	15,549
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,100	59,926	60,618	60,296	60,188
Retained earnings	103,494	99,926	96,368	92,361	88,625
Cumulative other comprehensive income	3,118	4,117	2,752	1,386	2,289
Treasury stock	(11,206)	(9,271)	(8,206)	(8,104)	(7,290)
Unearned ESOP shares	(1,540)	(1,724)	(2,193)	(1,200)	(1,332)

Total Wells Fargo stockholders’ equity	182,481	180,859	175,654	170,142	167,165
Noncontrolling interests	509	690	815	866	1,648

Total equity	182,990	181,549	176,469	171,008	168,813

Total liabilities and equity (1)	$1,636,855	1,598,874	1,546,707	1,523,502	1,484,865

(1)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$14,794	6,414	6,359	6,280	6,406
Securities of U.S. states and political subdivisions	45,805	44,779	44,140	42,536	42,293
Mortgage-backed securities:
Federal agencies	112,613	116,908	118,090	117,591	118,963
Residential and commercial	27,491	29,433	30,362	31,200	32,329

Total mortgage-backed securities	140,104	146,341	148,452	148,791	151,292
Other debt securities	45,013	48,312	50,253	51,015	55,828

Total available-for-sale debt securities	245,716	245,846	249,204	248,622	255,819
Marketable equity securities	2,535	3,115	3,461	3,385	3,580

Total available-for-sale securities	248,251	248,961	252,665	252,007	259,399

Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	28,887	17,777	5,861	-	-
Securities of U.S. states and political subdivisions	123	41	-	-	-
Federal agency mortgage-backed securities	5,770	6,030	6,199	6,304	-
Other debt securities	5,978	6,260	5,602	6,042	-

Total held-to-maturity debt securities	40,758	30,108	17,662	12,346	-

Total investment securities	$289,009	279,069	270,327	264,353	259,399

FIVE QUARTER LOANS

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Commercial:
Commercial and industrial (1)	$212,370	206,055	196,768	193,811	188,593
Real estate mortgage	107,208	108,418	107,969	107,100	105,540
Real estate construction	17,880	17,056	16,615	16,747	16,413
Lease financing	11,675	11,908	11,841	12,034	11,688
Foreign (1)(2)	47,350	47,967	48,088	47,551	46,621

Total commercial	396,483	391,404	381,281	377,243	368,855

Consumer:
Real estate 1-4 family first mortgage	263,326	260,104	259,478	258,497	254,924
Real estate 1-4 family junior lien mortgage	60,844	62,455	63,965	65,914	67,675
Credit card	28,270	27,215	26,061	26,870	25,448
Automobile	55,242	54,095	52,607	50,808	49,693
Other revolving credit and installment	34,718	33,669	43,051	42,954	42,540

Total consumer	442,400	437,538	445,162	445,043	440,280

Total loans (3)	$838,883	828,942	826,443	822,286	809,135

(1)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(2)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower’s primary address is outside of the United States.
(3)	Includes $24.2 billion, $25.0 billion, $25.9 billion, $26.7 billion and $27.8 billion of purchased credit-impaired (PCI) loans at September 30, June 30 and March 31, 2014, and December 31, and September 30, 2013, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Nonaccrual loans:
Commercial:
Commercial and industrial	$586	693	630	738	809
Real estate mortgage	1,636	1,802	2,030	2,252	2,496
Real estate construction	217	239	296	416	517
Lease financing	25	28	31	29	17
Foreign	31	36	40	40	47

Total commercial	2,495	2,798	3,027	3,475	3,886

Consumer:
Real estate 1-4 family first mortgage	8,784	9,026	9,357	9,799	10,450
Real estate 1-4 family junior lien mortgage	1,903	1,964	2,072	2,188	2,333
Automobile	143	150	161	173	188
Other revolving credit and installment	40	34	33	33	36

Total consumer	10,870	11,174	11,623	12,193	13,007

Total nonaccrual loans (1)(2)(3)	13,365	13,972	14,650	15,668	16,893

As a percentage of total loans (4)	1.59%	1.69	1.77	1.91	2.09
Foreclosed assets:
Government insured/guaranteed (5)	$2,617	2,359	2,302	2,093	1,781
Non-government insured/guaranteed	1,691	1,748	1,813	1,844	2,021

Total foreclosed assets	4,308	4,107	4,115	3,937	3,802

Total nonperforming assets	$17,673	18,079	18,765	19,605	20,695

As a percentage of total loans (4)	2.11%	2.18	2.27	2.38	2.56

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(3)	Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(4)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(5)	Consistent with regulatory reporting requirements, foreclosed real estate resulting from government insured/guaranteed loans are classified as nonperforming. Both principal and interest related to these foreclosed real estate assets are collectible because the loans were predominantly insured by the FHA or guaranteed by the VA. Previous enhancements to loan modification programs and release of an FHA foreclosure moratorium contributed to elevated levels of foreclosed assets in the latter half of 2013. As a result, the increase in balance at September 30, 2014, reflects an industry slowdown in meeting U.S. Department of Housing and Urban Development (HUD) conveyance requirements due to industry resource constraints to deal with the elevated levels, as well as other factors, including an increase in foreclosures in states with longer redemption periods, longer occupant evacuation periods, increased maintenance required for aging foreclosures and longer repair authorization periods.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$18,295	18,582	21,215	23,219	22,181
Less: FHA insured/guaranteed by the VA (2)(3)	16,628	16,978	19,405	21,274	20,214
Less: Student loans guaranteed under the FFELP (4)	721	707	860	900	917

Total, not government insured/guaranteed	$946	897	950	1,045	1,050

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$32	51	11	11	125
Real estate mortgage	37	53	13	35	40
Real estate construction	18	16	69	97	1
Foreign	4	2	2	-	1

Total commercial	91	122	95	143	167

Consumer:
Real estate 1-4 family first mortgage (3)	327	311	333	354	383
Real estate 1-4 family junior lien mortgage (3)	78	70	88	86	89
Credit card	302	266	308	321	285
Automobile	64	48	41	55	48
Other revolving credit and installment	84	80	85	86	78

Total consumer	855	775	855	902	883

Total, not government insured/guaranteed	$946	897	950	1,045	1,050

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $4.0 billion, $4.0 billion, $4.3 billion, $4.5 billion and $4.9 billion, at September 30, June 30, and March 31, 2014, and December 31, and September 30, 2013, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.
(3)	Includes mortgages held for sale 90 days or more past due and still accruing.
(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	Sept. 30,	December 31,

(in millions)	2014	2013	2008

Commercial:
Commercial and industrial	$246	215	4,580
Real estate mortgage	973	1,136	5,803
Real estate construction	237	433	6,462
Foreign	403	720	1,859

Total commercial	1,859	2,504	18,704

Consumer:
Real estate 1-4 family first mortgage	22,271	24,100	39,214
Real estate 1-4 family junior lien mortgage	106	123	728
Automobile	-	-	151

Total consumer	22,377	24,223	40,093

Total PCI loans (carrying value)	$24,236	26,727	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	213	-	-	213

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,512)	-	-	(1,512)
Loans resolved by sales to third parties (2)	(308)	-	(85)	(393)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,605)	(3,897)	(823)	(6,325)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,933)	(17,884)	(2,961)	(27,778)

Balance, December 31, 2013	265	4,704	200	5,169

Addition of nonaccretable difference due to acquisitions	13	-	-	13

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(27)	-	-	(27)
Loans resolved by sales to third parties (2)	(14)	-	-	(14)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(116)	(1,954)	(19)	(2,089)
Use of nonaccretable difference due to:
Net recoveries (losses) from loan resolutions and write-downs (4)	(7)	22	15	30

Balance, September 30, 2014	$114	2,772	196	3,082

Balance, June 30, 2014	$140	2,771	200	3,111

Addition of nonaccretable difference due to acquisitions	-	-	-	-

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(9)	-	-	(9)
Loans resolved by sales to third parties (2)	-	-	-	-
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(13)	-	-	(13)
Use of nonaccretable difference due to:
Net recoveries (losses) from loan resolutions and write-downs (4)	(4)	1	(4)	(7)

Balance, September 30, 2014	$114	2,772	196	3,082

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan. Also includes foreign exchange adjustments related to underlying principal for which the nonaccretable difference was established.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(11,184)
Accretion into noninterest income due to sales (2)	(393)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	6,325
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,065

Balance, December 31, 2013	17,392
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(1,183)
Accretion into noninterest income due to sales (2)	(35)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	2,089
Changes in expected cash flows that do not affect nonaccretable difference (3)	(284)

Balance, September 30, 2014	$17,979

Balance, June 30, 2014	$18,418
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(446)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	13
Changes in expected cash flows that do not affect nonaccretable difference (3)	(6)

Balance, September 30, 2014	$17,979

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for loan losses	1,641	-	107	1,748
Charge-offs	(1,615)	-	(103)	(1,718)

Balance, December 31, 2013	26	-	4	30
Reversal of provision for loan losses	(15)	-	-	(15)
Charge-offs	(3)	-	(1)	(4)

Balance, September 30, 2014	$8	-	3	11

Balance, June 30, 2014	$5	-	3	8
Provision (reversal of provision) for loan losses	4	-	(1)	3
Recoveries (charge-offs)	(1)	-	1	-

Balance, September 30, 2014	$8	-	3	11

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	September 30, 2014

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$18,654	78%	$15,327	63%	$11,846	57%
Florida	2,173	90	1,608	62	2,459	73
New Jersey	913	83	789	65	1,580	71
New York	573	78	529	65	731	68
Texas	241	64	213	56	960	51
Other states	4,363	83	3,591	66	6,756	69

Total Pick-a-Pay loans	$26,917		$22,057		$24,332

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2014.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$1,465	1,499	1,720	2,013	2,342

Total commercial	1,465	1,499	1,720	2,013	2,342

Consumer:
Pick-a-Pay mortgage (1)	46,389	47,965	49,533	50,971	52,805
Liquidating home equity	3,083	3,290	3,505	3,695	3,911
Legacy Wells Fargo Financial indirect auto	54	85	132	207	299
Legacy Wells Fargo Financial debt consolidation	11,781	12,169	12,545	12,893	13,281
Education Finance-government guaranteed (2)	-	-	10,204	10,712	11,094
Legacy Wachovia other PCI loans (1)	320	336	355	375	406

Total consumer	61,627	63,845	76,274	78,853	81,796

Total non-strategic and liquidating loan portfolios	$63,092	65,344	77,994	80,866	84,138

(1)	Net of purchase accounting adjustments related to PCI loans.
(2)	The change from March 31, 2014, was predominantly due to the transfer of government guaranteed student loans to loans held for sale.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Sept. 30,		Nine months ended Sept. 30,

(in millions)	2014	2013	2014	2013

Balance, beginning of period	$13,834	16,618	14,971	17,477
Provision for credit losses	368	75	910	1,946
Interest income on certain impaired loans (1)	(52)	(63)	(163)	(209)
Loan charge-offs:
Commercial:
Commercial and industrial	(154)	(151)	(451)	(516)
Real estate mortgage	(12)	(44)	(47)	(153)
Real estate construction	(3)	(6)	(7)	(18)
Lease financing	(5)	(3)	(12)	(30)
Foreign	(3)	(4)	(16)	(23)

Total commercial	(177)	(208)	(533)	(740)

Consumer:
Real estate 1-4 family first mortgage	(167)	(303)	(583)	(1,170)
Real estate 1-4 family junior lien mortgage	(201)	(345)	(670)	(1,287)
Credit card	(236)	(239)	(769)	(771)
Automobile	(192)	(153)	(515)	(443)
Other revolving credit and installment	(160)	(191)	(508)	(558)

Total consumer	(956)	(1,231)	(3,045)	(4,229)

Total loan charge-offs	(1,133)	(1,439)	(3,578)	(4,969)

Loan recoveries:
Commercial:
Commercial and industrial	89	93	287	288
Real estate mortgage	49	64	116	149
Real estate construction	61	23	108	114
Lease financing	1	3	6	13
Foreign	1	6	4	23

Total commercial	201	189	521	587

Consumer:
Real estate 1-4 family first mortgage	53	61	162	171
Real estate 1-4 family junior lien mortgage	61	70	178	204
Credit card	35	32	126	95
Automobile	80	75	267	247
Other revolving credit and installment	35	37	114	119

Total consumer	264	275	847	836

Total loan recoveries	465	464	1,368	1,423

Net loan charge-offs (2)	(668)	(975)	(2,210)	(3,546)

Allowances related to business combinations/other	(1)	(8)	(27)	(21)

Balance, end of period	$13,481	15,647	13,481	15,647

Components:
Allowance for loan losses	$12,681	15,159	12,681	15,159
Allowance for unfunded credit commitments	800	488	800	488

Allowance for credit losses (3)	$13,481	15,647	13,481	15,647

Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.32%	0.48	0.36	0.59
Allowance for loan losses as a percentage of total loans (3)(4)	1.51	1.87	1.51	1.87
Allowance for credit losses as a percentage of total loans (3)(4)	1.61	1.93	1.61	1.93

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	The allowance for credit losses includes $11 million and $22 million at September 30, 2014 and 2013, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.
(4)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Balance, beginning of quarter	$13,834	14,414	14,971	15,647	16,618
Provision for credit losses	368	217	325	363	75
Interest income on certain impaired loans (1)	(52)	(55)	(56)	(55)	(63)
Loan charge-offs:
Commercial:
Commercial and industrial	(154)	(139)	(158)	(199)	(151)
Real estate mortgage	(12)	(15)	(20)	(37)	(44)
Real estate construction	(3)	(3)	(1)	(10)	(6)
Lease financing	(5)	(3)	(4)	(3)	(3)
Foreign	(3)	(8)	(5)	(4)	(4)

Total commercial	(177)	(168)	(188)	(253)	(208)

Consumer:
Real estate 1-4 family first mortgage	(167)	(193)	(223)	(269)	(303)
Real estate 1-4 family junior lien mortgage	(201)	(220)	(249)	(291)	(345)
Credit card	(236)	(266)	(267)	(251)	(239)
Automobile	(192)	(143)	(180)	(182)	(153)
Other revolving credit and installment	(160)	(171)	(177)	(195)	(191)

Total consumer	(956)	(993)	(1,096)	(1,188)	(1,231)

Total loan charge-offs	(1,133)	(1,161)	(1,284)	(1,441)	(1,439)

Loan recoveries:
Commercial:
Commercial and industrial	89	85	113	92	93
Real estate mortgage	49	25	42	78	64
Real estate construction	61	23	24	23	23
Lease financing	1	2	3	3	3
Foreign	1	2	1	4	6

Total commercial	201	137	183	200	189

Consumer:
Real estate 1-4 family first mortgage	53	56	53	74	61
Real estate 1-4 family junior lien mortgage	61	60	57	65	70
Credit card	35	55	36	31	32
Automobile	80	97	90	74	75
Other revolving credit and installment	35	39	40	34	37

Total consumer	264	307	276	278	275

Total loan recoveries	465	444	459	478	464

Net loan charge-offs	(668)	(717)	(825)	(963)	(975)

Allowances related to business combinations/other	(1)	(25)	(1)	(21)	(8)

Balance, end of quarter	$13,481	13,834	14,414	14,971	15,647

Components:
Allowance for loan losses	$12,681	13,101	13,695	14,502	15,159
Allowance for unfunded credit commitments	800	733	719	469	488

Allowance for credit losses	$13,481	13,834	14,414	14,971	15,647

Net loan charge-offs (annualized) as a percentage of average total loans	0.32%	0.35	0.41	0.47	0.48
Allowance for loan losses as a percentage of:
Total loans (2)	1.51	1.58	1.66	1.76	1.87
Nonaccrual loans	95	94	93	93	90
Nonaccrual loans and other nonperforming assets	72	72	73	74	73
Allowance for credit losses as a percentage of:
Total loans (2)	1.61	1.67	1.74	1.82	1.93
Nonaccrual loans	101	99	98	96	93
Nonaccrual loans and other nonperforming assets	76	77	77	76	76

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company

FIVE QUARTER RISK-BASED CAPITAL COMPONENTS

			Under Basel III (General Approach) (1)			Under Basel I

(in billions)			Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Total equity			$183.0	181.5	176.5	171.0	168.8
Noncontrolling interests			(0.5)	(0.6)	(0.8)	(0.9)	(1.6)

Total Wells Fargo stockholders’ equity			182.5	180.9	175.7	170.1	167.2

Adjustments:
Preferred stock			(18.0)	(17.2)	(15.2)	(15.2)	(14.3)
Cumulative other comprehensive income (2)			(2.5)	(3.2)	(2.2)	(1.4)	(2.2)
Goodwill and other intangible assets (2)(3)			(25.5)	(25.6)	(25.6)	(29.6)	(29.8)
Investment in certain subsidiaries and other			-	(0.1)	-	(0.4)	(0.6)

Common Equity Tier 1 (1)(4)	(A)		136.5	134.8	132.7	123.5	120.3

Preferred stock			18.0	17.2	15.2	15.2	14.3
Qualifying hybrid securities and noncontrolling interests			-	-	-	2.0	2.9
Other			(0.4)	(0.3)	(0.3)	-	-

Total Tier 1 capital			154.1	151.7	147.6	140.7	137.5

Long-term debt and other instruments qualifying as Tier 2			23.7	24.0	21.7	20.5	18.9
Qualifying allowance for credit losses			13.5	13.8	14.1	14.3	14.3
Other			(0.2)	-	0.2	0.7	0.6

Total Tier 2 capital			37.0	37.8	36.0	35.5	33.8

Total qualifying capital	(B)		$191.1	189.5	183.6	176.2	171.3

Basel III Risk-Weighted Assets (RWAs) (5)(6):
Credit risk			$1,171.7	1,145.7	1,120.3
Market risk			51.3	46.8	48.1

Basel I RWAs (5)(6):
Credit risk						1,105.2	1,099.2
Market risk						36.3	35.9

Total Basel III / Basel I RWAs	(C)		$1,223.0	1,192.5	1,168.4	1,141.5	1,135.1

Capital Ratios (6):
Common Equity Tier 1 to total RWAs	(A)/	(C)	11.16%	11.31	11.36	10.82	10.60
Total capital to total RWAs	(B)/	(C)	15.63	15.89	15.71	15.43	15.09

(1)	Basel III revises the definition of capital, increases minimum capital ratios, and introduces a minimum Common Equity Tier 1 (CET1) ratio. These changes are being fully phased in effective January 1, 2014 through the end of 2021 and the capital ratios will be determined using Basel III (General Approach) RWAs during 2014.
(2)	Under transition provisions to Basel III, cumulative other comprehensive income (previously deducted under Basel I) is included in CET1 over a specified phase-in period. In addition, certain intangible assets includable in CET1 are phased out over a specified period.
(3)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.
(4)	CET1 (formerly Tier 1 common equity under Basel I) is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(5)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWAs.
(6)	The Company’s September 30, 2014, RWAs and capital ratios are preliminary.

COMMON EQUITY TIER 1 UNDER BASEL III (ADVANCED APPROACH, FULLY PHASED-IN) (1)(2)

(in billions)		Sept. 30, 2014

Common Equity Tier 1 (transition amount) under Basel III		$136.5

Adjustments from transition amount to fully phased-in under Basel III (3):
Cumulative other comprehensive income		2.5
Other		(2.5)

Total adjustments		-

Common Equity Tier 1 (fully phased-in) under Basel III	(C)	$136.5

Total RWAs anticipated under Basel III (4)	(D)	$1,305.7

Common Equity Tier 1 to total RWAs anticipated under Basel III (Advanced Approach, fully phased-in)	(C)/(D)	10.46%

(1)	CET1 is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III CET1 and RWA are estimated based on the Basel III capital rules adopted July 2, 2013, by the FRB. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in effective January 1, 2014 through the end of 2021.
(3)	Assumes cumulative other comprehensive income is fully phased in and certain other intangible assets are fully phased out under Basel III capital rules.
(4)	The final Basel III capital rules provide for two capital frameworks: the Standardized Approach intended to replace Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we will be subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. While the amount of RWAs determined under the Standardized and Advanced Approaches has been converging, management’s estimate of RWAs as of September 30, 2014, is based on the Advanced Approach, which is currently estimated to be higher than RWAs under the Standardized Approach, resulting in a lower CET1 compared with the Standardized Approach. Basel III capital rules adopted by the Federal Reserve Board incorporate different classification of assets, with risk weights based on Wells Fargo’s internal models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company

	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013

Quarter ended Sept. 30,
Net interest income (3)	$7,472	7,244	3,007	3,059	790	749	(328)	(304)	10,941	10,748
Provision (reversal of provision) for credit losses	465	240	(85)	(144)	(25)	(38)	13	17	368	75
Noninterest income	5,356	5,000	2,895	2,812	2,763	2,558	(742)	(640)	10,272	9,730
Noninterest expense	7,051	7,060	3,250	3,084	2,690	2,619	(743)	(661)	12,248	12,102

Income (loss) before income tax expense (benefit)	5,312	4,944	2,737	2,931	888	726	(340)	(300)	8,597	8,301
Income tax expense (benefit)	1,609	1,505	824	952	338	275	(129)	(114)	2,642	2,618

Net income (loss) before noncontrolling interests	3,703	3,439	1,913	1,979	550	451	(211)	(186)	5,955	5,683
Less: Net income (loss) from noncontrolling interests	233	98	(7)	6	-	1	-	-	226	105

Net income (loss) (4)	$3,470	3,341	1,920	1,973	550	450	(211)	(186)	5,729	5,578

Average loans (5)	$498.6	497.7	316.5	287.7	52.6	46.7	(34.5)	(30.0)	833.2	802.1
Average assets (5)	950.2	836.6	553.0	498.1	188.8	180.8	(74.1)	(68.5)	1,617.9	1,447.0
Average core deposits	646.9	618.2	278.4	235.3	153.6	150.6	(66.7)	(63.8)	1,012.2	940.3

Nine months ended Sep. 30,
Net interest income (3)	$22,133	21,614	8,851	9,165	2,333	2,118	(970)	(900)	32,347	31,997
Provision (reversal of provision) for credit losses	1,163	2,265	(227)	(320)	(58)	(5)	32	6	910	1,946
Noninterest income	15,894	16,471	8,577	8,927	8,238	7,647	(2,152)	(1,927)	30,557	31,118
Noninterest expense	20,845	21,650	9,668	9,358	8,096	7,800	(2,219)	(2,051)	36,390	36,757

Income (loss) before income tax expense (benefit)	16,019	14,170	7,987	9,054	2,533	1,970	(935)	(782)	25,604	24,412
Income tax expense (benefit)	4,805	4,426	2,376	3,024	962	748	(355)	(297)	7,788	7,901

Net income (loss) before noncontrolling interests	11,214	9,744	5,611	6,030	1,571	1,222	(580)	(485)	17,816	16,511
Less: Net income (loss) from noncontrolling interests	469	234	(3)	8	2	1	-	-	468	243

Net income (loss) (4)	$10,745	9,510	5,614	6,022	1,569	1,221	(580)	(485)	17,348	16,268

Average loans (5)	$503.0	498.3	308.9	285.3	51.2	45.3	(33.7)	(29.8)	829.4	799.1
Average assets (5)	920.5	819.2	534.4	496.9	189.0	179.4	(74.3)	(69.7)	1,569.6	1,425.8
Average core deposits	637.8	620.1	267.8	230.0	154.2	148.8	(67.1)	(64.8)	992.7	934.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.
(5)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended

(income/expense in millions, average balances in billions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

COMMUNITY BANKING
Net interest income (2)	$7,472	7,386	7,275	7,225	7,244
Provision for credit losses	465	279	419	490	240
Noninterest income	5,356	5,220	5,318	5,029	5,000
Noninterest expense	7,051	7,020	6,774	7,073	7,060

Income before income tax expense	5,312	5,307	5,400	4,691	4,944
Income tax expense	1,609	1,820	1,376	1,373	1,505

Net income before noncontrolling interests	3,703	3,487	4,024	3,318	3,439
Less: Net income from noncontrolling interests	233	56	180	96	98

Segment net income	$3,470	3,431	3,844	3,222	3,341

Average loans	$498.6	505.4	505.0	502.5	497.7
Average assets	950.2	918.1	892.6	883.6	836.6
Average core deposits	646.9	639.8	626.5	620.2	618.2

WHOLESALE BANKING
Net interest income (2)	$3,007	2,953	2,891	3,133	3,059
Reversal of provision for credit losses	(85)	(49)	(93)	(125)	(144)
Noninterest income	2,895	2,993	2,689	2,839	2,812
Noninterest expense	3,250	3,203	3,215	3,020	3,084

Income before income tax expense	2,737	2,792	2,458	3,077	2,931
Income tax expense	824	838	714	960	952

Net income before noncontrolling interests	1,913	1,954	1,744	2,117	1,979
Less: Net income (loss) from noncontrolling interests	(7)	2	2	6	6

Segment net income	$1,920	1,952	1,742	2,111	1,973

Average loans (4)	$316.5	308.1	301.9	294.6	287.7
Average assets (4)	553.0	532.4	517.4	509.0	498.1
Average core deposits	278.4	265.8	259.0	258.5	235.3

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$790	775	768	770	749
Reversal of provision for credit losses	(25)	(25)	(8)	(11)	(38)
Noninterest income	2,763	2,775	2,700	2,668	2,558
Noninterest expense	2,690	2,695	2,711	2,655	2,619

Income before income tax expense	888	880	765	794	726
Income tax expense	338	334	290	302	275

Net income before noncontrolling interests	550	546	475	492	451
Less: Net income from noncontrolling interests	-	2	-	1	1

Segment net income	$550	544	475	491	450

Average loans	$52.6	51.0	50.0	48.4	46.7
Average assets	188.8	187.6	190.6	185.3	180.8
Average core deposits	153.6	153.0	156.0	153.9	150.6

OTHER (3)
Net interest income (2)	$(328)	(323)	(319)	(325)	(304)
Provision for credit losses	13	12	7	9	17
Noninterest income	(742)	(713)	(697)	(674)	(640)
Noninterest expense	(743)	(724)	(752)	(663)	(661)

Loss before income tax benefit	(340)	(324)	(271)	(345)	(300)
Income tax benefit	(129)	(123)	(103)	(131)	(114)

Net loss before noncontrolling interests	(211)	(201)	(168)	(214)	(186)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(211)	(201)	(168)	(214)	(186)

Average loans	$(34.5)	(33.5)	(33.1)	(32.2)	(30.0)
Average assets	(74.1)	(74.1)	(74.7)	(72.1)	(68.5)
Average core deposits	(66.7)	(66.9)	(67.7)	(66.8)	(63.8)

CONSOLIDATED COMPANY
Net interest income (2)	$10,941	10,791	10,615	10,803	10,748
Provision for credit losses	368	217	325	363	75
Noninterest income	10,272	10,275	10,010	9,862	9,730
Noninterest expense	12,248	12,194	11,948	12,085	12,102

Income before income tax expense	8,597	8,655	8,352	8,217	8,301
Income tax expense	2,642	2,869	2,277	2,504	2,618

Net income before noncontrolling interests	5,955	5,786	6,075	5,713	5,683
Less: Net income from noncontrolling interests	226	60	182	103	105

Wells Fargo net income	$5,729	5,726	5,893	5,610	5,578

Average loans (4)	$833.2	831.0	823.8	813.3	802.1
Average assets (4)	1,617.9	1,564.0	1,525.9	1,505.8	1,447.0
Average core deposits	1,012.2	991.7	973.8	965.8	940.3

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.
(4)	Financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

MSRs measured using the fair value method:

Fair value, beginning of quarter	$13,900	14,953	15,580	14,501	14,185

Servicing from securitizations or asset transfers	340	271	289	520	954

Net additions	340	271	289	520	954

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	251	(876)	(509)	1,048	61
Servicing and foreclosure costs (2)	(4)	23	(34)	(54)	(34)
Discount rates (3)	-	(55)	-	-	-
Prepayment estimates and other (4)	6	73	102	(11)	(240)

Net changes in valuation model inputs or assumptions	253	(835)	(441)	983	(213)

Other changes in fair value (5)	(462)	(489)	(475)	(424)	(425)

Total changes in fair value	(209)	(1,324)	(916)	559	(638)

Fair value, end of quarter	$14,031	13,900	14,953	15,580	14,501

(1)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(2)	Includes costs to service and unreimbursed foreclosure costs.
(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.
(4)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.
(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Amortized MSRs:

Balance, beginning of quarter	$1,196	1,219	1,229	1,204	1,176
Purchases	47	32	40	64	59
Servicing from securitizations or asset transfers	29	24	14	28	32
Amortization	(48)	(79)	(64)	(67)	(63)

Balance, end of quarter	$1,224	1,196	1,219	1,229	1,204

Fair value of amortized MSRs:

Beginning of quarter	$1,577	1,624	1,575	1,525	1,533
End of quarter	1,647	1,577	1,624	1,575	1,525

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Servicing income, net:
Servicing fees (1)	$919	1,128	1,070	934	966
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	253	(835)	(441)	983	(213)
Other changes in fair value (3)	(462)	(489)	(475)	(424)	(425)

Total changes in fair value of MSRs carried at fair value	(209)	(1,324)	(916)	559	(638)
Amortization	(48)	(79)	(64)	(67)	(63)
Net derivative gains (losses) from economic hedges (4)	17	1,310	848	(717)	239

Total servicing income, net	$679	1,035	938	709	504

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$270	475	407	266	26

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,430	1,451	1,470	1,485	1,494
Owned loans serviced	342	341	337	338	344
Subserviced for others	5	5	5	6	6

Total residential servicing	1,777	1,797	1,812	1,829	1,844

Commercial mortgage servicing:
Serviced for others	440	429	424	419	416
Owned loans serviced	107	109	108	107	106
Subserviced for others	7	7	7	7	11

Total commercial servicing	554	545	539	533	533

Total managed servicing portfolio	$2,331	2,342	2,351	2,362	2,377

Total serviced for others	$1,870	1,880	1,894	1,904	1,910
Ratio of MSRs to related loans serviced for others	0.82%	0.80	0.85	0.88	0.82
Weighted-average note rate (mortgage loans serviced for others)	4.47	4.49	4.51	4.52	4.54

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013

Application data:
Wells Fargo first mortgage quarterly applications	$64	72	60	65	87
Refinances as a percentage of applications	40%	36	39	42	36
Wells Fargo first mortgage unclosed pipeline, at quarter end	$25	30	27	25	35

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$27	25	20	26	44
Correspondent	20	21	16	23	35
Other (1)	1	1	-	1	1

Total quarter-to-date	$48	47	36	50	80

Total year-to-date	$131	83	36	351	301

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Nine months ended

(in millions)	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Balance, beginning of period	$766	799	2,222	899	2,206
Provision for repurchase losses:
Loan sales	12	12	28	34	127
Change in estimate (1)	(93)	(38)	-	(135)	275

Total additions (reductions)	(81)	(26)	28	(101)	402

Losses	(16)	(7)	(829)	(129)	(1,187)

Balance, end of period	$669	766	1,421	669	1,421

(1)	Results from changes in investor demand, mortgage insurer practices, credit and the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total

September 30, 2014
Number of loans	426	322	233	981
Original loan balance (3)	$93	75	52	220

June 30, 2014
Number of loans	678	362	305	1,345
Original loan balance (3)	$149	80	66	295

March 31, 2014
Number of loans	599	391	409	1,399
Original loan balance (3)	$126	89	90	305

December 31, 2013
Number of loans	674	2,260	394	3,328
Original loan balance (3)	$124	497	87	708

September 30, 2013
Number of loans	4,422	1,240	385	6,047
Original loan balance (3)	$958	264	87	1,309

(1)	Includes repurchase demands of 7 and $1 million, 14 and $3 million, 25 and $3 million, 42 and $6 million, and 1,247 and $225 million at September 30, June 30 and March 31, 2014, and December 31, and September 30, 2013, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private).
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.